SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            Form 8-K


            Current Report Pursuant to Section 13 or
          15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)
                          JUNE 10, 1997



                    ATMOS ENERGY CORPORATION
     (Exact Name of Registrant as Specified in its Charter)





           TEXAS                            75-1743247
----------------------------            -------------------
(State or Other Jurisdiction            (I.R.S. Employer
of Incorporation or                     Identification No.)
Organization)

1800 THREE LINCOLN CENTRE, 5430
LBJ FREEWAY, DALLAS, TEXAS                     75240
-------------------------------         -------------------
(Address of Principal Executive              (Zip Code)
Offices)

       Registrant's Telephone Number, Including Area Code
                         (972) 934-9227
                         --------------


  ------------------------------------------------------------
  (Former Name or Former Address, if Changed Since Last Report)











ITEM 5.  OTHER EVENTS.

(a) On June 10, 1997, the Registrant announced in a joint news release with United Cities Gas Company of Brentwood, Tennessee ("United Cities"), that they had joined with the staff of the Illinois Commerce Commission in filing a proposed order which, if approved by the Illinois Commission, would grant approval of the merger of the Registrant with United Cities. The companies announced that they will close the merger as soon as possible after receipt of the approval of the Illinois Commission, which is the final required regulatory approval. A copy of the news release is attached hereto as an exhibit and is incorporated herein by reference.

(b) On June 25, 1997, the Registrant announced in a joint news release with United Cities Gas Company of Brentwood, Tennessee ("United Cities"), that the Illinois Commerce Commission had issued an order, dated June 25, 1997, approving the merger of United Cities and the Registrant. A copy of the news release is attached hereto as an exhibit and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits

               99.1 Joint News Release of Atmos Energy
                    Corporation and United Cities Gas Company dated June 10, 1997.

               99.2 Joint News Release of Atmos Energy
                    Corporation and United Cities Gas Company dated June 25, 1997.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ATMOS ENERGY CORPORATION
                                        (Registrant)


DATE:  July 17, 1997              By:  /s/ Glen A. Blanscet
                                   -------------------------
                                   Glen A. Blanscet
                                   Vice President,
                                   General Counsel and
                                   Corporate Secretary